Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On April 4, 2016, ResMed Corp., a Minnesota corporation and wholly-owned subsidiary of ResMed Inc. completed the acquisition of Brightree LLC, a Delaware limited liability company, for $802 million in cash under the Agreement and Plan of Merger dated February 19, 2016, by and among ResMed Corp., Eagle Acquisition Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of ResMed Corp., Shareholder Representative Services LLC, and Brightree. The merger agreement was filed as Exhibit 2.1 to ResMed’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on February 22, 2016.

ResMed’s most recent fiscal year ended on June 30, 2015 and Brightree’s most recent fiscal year ended on December 31, 2015. Accordingly, the unaudited pro forma condensed combined balance sheet as of December 31, 2015 combines ResMed’s historical unaudited consolidated balance sheet as of December 31, 2015 and Brightree’s audited consolidated balance sheet as of December 31, 2015. It is presented as if the acquisition of Brightree by ResMed had occurred on December 31, 2015 and includes items that are directly attributable to the acquisition and factually supportable, regardless of whether they have a continuing impact or are nonrecurring.

To present results for comparable periods, the unaudited pro forma condensed combined statements of income for the twelve months ended June 30, 2015 combines the historical results of ResMed for the fiscal year ended June 30, 2015 and the historical results of Brightree for the twelve months ended June 30, 2015, and the unaudited pro forma condensed combined statements of income for the six months ended December 31, 2015 combines the historical results of ResMed for the six months ended December 31, 2015 and the historical results of Brightree for the six months ended December 31, 2015. The unaudited pro forma condensed combined statements of income are presented as if the acquisition of Brightree by ResMed had occurred on July 1, 2014, the beginning of ResMed’s 2015 fiscal year, and excludes items related to the acquisition that are nonrecurring but includes items that are directly attributable to the acquisition, expected to have a continuing impact, and factually supportable.

The following unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the notes to the unaudited pro forma condensed combined financial statements;

•	the Current Report on Form 8-K ResMed filed on February 22, 2016;

•	the historical audited consolidated financial statements and accompanying notes of ResMed included in its Annual Report on Form 10-K as of and for the year ended June 30, 2015;

•	the historical unaudited interim consolidated financial statements and accompanying notes of ResMed included in its Quarterly Report on Form 10-Q as of and for the six months ended December 31, 2015; and

•	the historical audited consolidated financial statements and accompanying notes of Brightree as of and for the year ended December 31, 2015 (presented in Exhibit 99.1 to this Amendment No. 1 to the Original 8-K).

The preliminary allocation of the purchase price presented below, in Note 2, and used to prepare the unaudited pro forma financial information, is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely to provide the unaudited pro forma financial statements included herewith. A final determination of these fair values will be based on the actual net tangible and intangible assets of Brightree that exist as of the closing date of the transaction. In addition, the unaudited pro forma condensed combined financial statements do not reflect the costs of integration or benefits that may result from realizing future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not necessarily indicate results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to indicate the future financial position or operating results of the combined operations.

RESMED INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT DECEMBER 31, 2015

(In USD thousands)

	ResMed Historical	Brightree Historical	Pro Forma Adjustments (Note 2)	Ref	Pro-Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$658,804	26,224	(29,035)	a, d	655,993
Trade accounts receivable, net	331,747	7,976	(647)		339,076
Inventories	237,463	—	—		237,463
Deferred tax assets	32,731	—	—		32,731
Prepaid expense and other current assets	90,096	2,649	—		92,745

Total current assets	1,350,841	36,849	(29,682)		1,358,008

Property, plant and equipment, net	375,224	1,109	—		376,333
Goodwill and Other intangibles, net	466,418	43,424	765,044	a, b	1,274,886
Other assets and Deferred tax assets	46,528	1,377	(273)	d	47,632

	$2,239,011	82,759	735,089		3,056,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215,242	9,709	2,075	c, g	227,026
Short-term debt	985	3,549	(3,549)	d	985
Deferred revenue	36,101	7,214	—		43,315
Other current liabilities	13,242	—	—		13,242

Total current liabilities	265,570	20,472	(1,474)		284,568

Long-term debt	400,591	23,953	776,047	d	1,200,591
Deferred revenue	28,928	1,845	—		30,773
Other non-current liabilities	19,651	—	—		19,651

Total liabilities	714,740	46,270	774,573		1,535,583

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	35,671	(35,671)	h	—
Common stock	560	3,306	(3,306)	h	560
Additional paid-in capital	1,268,374	—	—		1,268,374
Accumulated other comprehensive loss	(260,937)	—	—		(260,937)
Retained earnings	2,062,885	(2,488)	(506)	h	2,059,891
Treasury stock	(1,546,611)	—	—		(1,546,611)

Stockholders’ equity	1,524,271	36,489	(39,483)		1,521,277

	$2,239,011	82,759	735,089		3,056,859

See accompanying notes to unaudited pro forma condensed combined financial statements.

RESMED INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED DECEMBER 31, 2015

(In USD thousands, except per share amounts)

	ResMed Historical	Brightree Historical	Pro Forma Adjustments (Note 2)	Ref	Pro Forma Combined
Net revenue	$866,187	59,364	(1,528)	g	924,023
Cost of sales	361,059	16,285	—		377,344

Gross profit	505,128	43,079	(1,528)		546,679
Selling, general and administrative	229,314	12,755	(1,528)	g	240,541
Research and development expense	56,162	7,404	—		63,566
Amortization of intangibles	6,736	1,272	11,844	b	19,852
Restructuring expenses	6,914	—	—		6,914

Operating income	206,002	21,648	(11,844)		216,806
Interest income (expense), net	5,898	(959)	(7,189)	e	(2,250)
Other income (expense), net	1,239	(48)	—		1,191

Income before income taxes	213,139	20,641	(19,033)		214,747
Income tax expense (benefit)	42,220	(1,135)	(7,042)	f	34,043

Net income	$170,919	21,776	(11,991)		180,704

Earnings per share – basic	$1.22				1.29

Earnings per share – diluted	$1.21				1.28

Number of shares used to compute earnings per share:
Basic	140,118				140,118

Diluted	141,532				141,532

See accompanying notes to unaudited pro forma condensed combined financial statements.

RESMED INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE TWELVE MONTHS ENDED JUNE 30, 2015

(In USD thousands, except per share amounts)

	ResMed Historical	Brightree Historical	Pro Forma Adjustments (Note 2)	Ref	Pro Forma Combined
Net revenue	$1,678,912	104,511	(2,697)	g	1,780,726
Cost of sales	667,516	29,628	—		697,144

Gross profit	1,011,396	74,883	(2,697)		1,083,582
Selling, general and administrative	478,627	26,808	(2,697)	g	502,738
Research and development	114,865	13,719	—		128,584
Amortization of intangible assets	8,668	3,295	22,938	b	34,901

Operating income	409,236	31,061	(22,938)		417,359
Interest income (expense), net	20,430	(1,678)	(14,857)	e	3,895
Other income (expense), net	6,250	(38)	—		6,212

Income before income taxes	435,916	29,345	(37,795)		427,466
Income tax expense (benefit)	83,030	(424)	(13,984)	f	68,622

Net income	$352,886	29,769	(23,811)		358,845

Earnings per share – basic	$2.51				2.55

Earnings per share – diluted	$2.47				2.51

Number of shares used to compute earnings per share:
Basic	140,468				140,468

Diluted	142,687				142,687

See accompanying notes to unaudited pro forma condensed combined financial statements.

RESMED INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.	Basis of Pro Forma Preparation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of ResMed and Brightree after giving effect to the acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on December 31, 2015. The unaudited pro forma condensed combined statements of income for the six months ended December 31, 2015 and the twelve months ended June 30, 2015 are presented as if the acquisition had occurred on July 1, 2014.

Note 2.	Pro Forma Adjustments

(a)	Purchase Price Allocation

For pro forma purposes, we have preliminarily allocated the purchase price to the net tangible and intangible assets based on their estimated fair values. Therefore, the assets acquired and liabilities assumed, including intangible assets, presented in the table below are provisional and will be finalized after ResMed receives and reviews all available data as soon as practicable and not later than one year from the acquisition date.

The following table is a summary of the preliminary purchase price allocation including preliminary estimates of the fair value of net assets acquired and the resulting goodwill of the acquisition of Brightree, as reflected in the unaudited pro forma condensed consolidated balance sheet at December 31, 2015:

USD(‘000)
Cash paid at closing	801,533

Customer relationships	51,000
Trademarks	28,700
Technology	114,700
In-process research and development	4,100
Goodwill	609,968

Total Intangible Assets	808,468
Brightree historical net tangible assets	36,489
Less: Brightree historical goodwill	(36,781)
Less: Brightree historical intangible assets value	(6,643)

Total Purchase Price	801,533

RESMED INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b)	Acquired Intangible Assets

The acquired intangible assets and related amortization expense based on the preliminary estimate of fair value for the twelve months ended June 30, 2015 and six months ended December 31, 2015 are as follows:

			Amortization Expense (USD’000)
Intangible Assets	Preliminary Fair Value USD(‘000)	Useful Lives (years)	Twelve Months Ended June 30, 2015	Six Months Ended December 31, 2015
Customer relationships	51,000	10-15	4,187	2,093
Trademarks	28,700	10	2,870	1,435
Technology	114,700	5-6	19,176	9,588
In-process research and development	4,100	N/A	—	—

Total	198,500		26,233	13,116
Less: Elimination of Brightree historical intangible assets and related amortization	(6,643)		(3,295)	(1,272)

Pro forma adjustment	191,857		22,938	11,844

(c)	Acquisition-related Costs

ResMed and Brightree did not incur any significant acquisition costs in the twelve months ended June 30, 2015 or the six-months ended December 31, 2015. As such no adjustment for acquisition costs has been made to the unaudited pro forma condensed consolidated income statement for the twelve months ended June 30, 2015 or the six months ended December 31, 2015. However, a pro forma adjustment to other current liabilities in the unaudited pro forma condensed consolidated balance sheet at December 31, 2015 was made to recognize direct acquisition-related costs of $2.7 million, which are not yet reflected in the historical financial statements.

(d)	Debt Transactions

ResMed financed the acquisition with an increase in the existing revolving credit facility and funds from the new $300 million senior unsecured one-year term loan credit facility. This pro forma presentation assumes that ResMed utilized $500 million from its existing revolving credit facility and borrowed $300 million from the term loan. These debt obligation amounts are presented as pro forma adjustments to long term debt in the unaudited pro forma condensed consolidated balance sheet at December 31, 2015.

Brightree’s debt balances were repaid in conjunction with the closing of the acquisition. Accordingly, Brightree’s short term debt of $3.5 million and long term debt of $24.0 million at December 31, 2015 are presented as repaid in the unaudited pro forma condensed consolidated balance sheet. In addition, we have made an adjustment of $0.3 million to the unaudited pro forma condensed consolidated balance sheet at December 31, 2015 associated with the carrying value of Brightree’s remaining debt issuance costs.

RESMED INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(e)	Interest Expense

Pro forma interest expense is presented to include ResMed’s new $300 million term loan and the additional $500 million in funds drawn on the existing credit facility, discussed above, along with the reversal of Brightree’s interest expense for the twelve months ended June 30, 2015 and six months ended December 31, 2015 as presented below.

ResMed incurred debt issuance costs of $1.5 million in connection with the $300 million term loan and the increase in the existing revolving credit facility. These costs have been capitalized as a pro forma adjustment to prepaid expenses and other assets in the unaudited pro forma condensed consolidated balance sheet at December 31, 2015. ResMed’s amortization of these debt issuance costs are included as pro forma adjustments in the unaudited pro forma condensed consolidated statements of income for the twelve months ended June 30, 2015 and six months ended December 31, 2015.

	Twelve Months Ended June 30, 2015		Six Months Ended December 31, 2015
	USD(‘000)	USD(‘000)	USD(‘000)	USD(‘000)
Company:
Term loan borrowing	300,000		300,000
LIBOR plus 1.5%	1.94%		1.94%

Interest expense		5,820		2,910
Credit facility borrowing	500,000		500,000
LIBOR plus 1.5%	1.94%		1.94%

Interest expense		9,700		4,850
Debt issuance cost amortization expense		1,020		145

Pro forma adjustment		16,540		7,905

Brightree:
Promissory note	29,276		27,502
LIBOR plus margin	4.00%		4.00%

Actual interest expense		(1,458)		(622)
Debt issuance cost amortization expense		(225)		(94)

Pro forma adjustment		(1,683)		(716)

Total Pro forma adjustment		14,857		7,189

RESMED INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f)	Income Taxes

The pro forma presentation of the effect on income taxes was calculated using the U.S. statutory rate for adjustments related to Brightree and ResMed. The adjustments to income taxes are summarized in the following table:

		Twelve Months Ending June 30, 2015			Six Months Ended December 31, 2015
Item	Jurisdiction	Pro Forma Adjustment (USD’000)	Tax Rate (%)	Tax (Expense) Benefit (USD’000)	Pro Forma Adjustment (USD’000)	Tax Rate (%)	Tax (Expense) Benefit (USD’000)
Amortization expense	US	22,938	37.0	8,487	11,844	37.0	4,382
Interest expense	US	14,857	37.0	5,497	7,189	37.0	2,660

				13,984			7,042

Although not reflected in the pro forma financial statements, the effective tax rate of the combined company could be significantly different depending on post-acquisition activities, such as the tax treatment applicable to each entity and the geographical mix of taxable income affecting state and foreign taxes, among other factors.

Brightree LLC (Brightree) is a limited liability company and Brightree and its U.S. subsidiaries Brightree Services, MedAct, Strategic AR, and Home Health & Hospice had elected to be treated as a partnership for U.S. Federal and state income tax purposes. Therefore, no income tax expense or benefit was recognized by Brightree as the taxable income or loss was reported for tax purposes by the members. Assuming a U.S. statutory rate of 37%, Brightree’s historical income tax expense would have been $10.9 million for the twelve months ended June 30, 2015 and $7.6 million for the six months ended December 31, 2015, respectively.

(g)	Elimination of transactions and balances between ResMed and Brightree

Transactions and balances between ResMed and Brightree were considered to be intercompany transactions and have been eliminated in the unaudited pro forma condensed consolidated financial information.

Intercompany balances of $0.6 million, associated with trade accounts receivable and $0.6 million, associated with accounts payable, have been eliminated in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015.

Intercompany revenue and selling, general and administrative expenses of $2.7 million for the twelve months ended June 30, 2015 and $1.5 million for the six months ended December 31, 2015, respectively, have been eliminated in the unaudited pro forma condensed consolidated statements of income.

(h)	Equity

Brightree’s historical net assets are eliminated as a pro forma adjustment to the unaudited pro forma condensed consolidated balance sheet at December 31, 2015. In addition, as discussed above in 2(c) and 2(e), pro forma adjustments to retained earnings were made for activities that are not yet reflected in the historical financial statements for acquisition-related costs. These adjustments are not reflected in and do not affect the unaudited pro forma condensed combined statements of income as they are non-recurring.